UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2019

Date of Report (Date of Earliest Event Reported)

Ando Holdings Limited

(Exact name of registrant as specified in its charter)

Nevada	001-37834	47-4933278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1107, 11/F, Lippo Sun Plaza, 28 Canton Road

Tsim Sha Tsui, Kowloon, Hong Kong  00000

+852 23519122

(Address & telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock	ADHG	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01Entry Into A Material Definitive Agreement

On September 30, 2019, Ando Holdings Limited, a corporation incorporated in the State of Nevada, United States (the “Company” or “ADHG”) and Ando Capital Investment Limited, a limited liability company incorporated in Hong Kong (“ACIL”) and Mr. Lam Chi Kwong Leo, a permanent Hong Kong resident, a major shareholder of the Company, our director and Chief Executive Officer and the sole shareholder of ACIL, entered into the following agreements, or collectively, the “Variable Interest Entity or VIE Agreements,” pursuant to which the Company has contractual rights to control and operate the business of ACIL (the “VIE”). ACIL currently has insurance business and was established as our VIE for our future business expansion and development in Hong Kong.

The VIE Agreements are as follows:

1)Exclusive Business Cooperation Agreement: Pursuant to the Exclusive Business Cooperation Agreement, ADHG serves as the exclusive provider of financial support, technical support, consulting services and management services to ACIL. In consideration of such services, ACIL has agreed to pay a service fee to ADHG, which is based on the time of services rendered multiplied by the corresponding rate, plus amount of the services fees or ratio decided by the board of directors of ADHG. The Agreement has a term of 10 years but may be extended ADHG in its discretion.

2)Loan Agreement: Pursuant to the Loan Agreement, ADHG granted interest-free loans of Hong Kong Dollars Seventy Eight Thousand (“HK$78,000”), which is equivalent to United States Dollars Ten Thousand (“US$10,000”) to the shareholders of the ACIL for the sole purpose of increasing the registered capital of the ACIL. These loans are eliminated with the capital of ACIL during consolidation.

3)Share Pledge Agreement: Pursuant to the Share Pledge Agreement, the shareholders of ACIL pledged to ADHG a first security interest in all of their equity interests in ACIL to secure ACIL’s timely and complete payment and performance of its obligations under the Exclusive Business Cooperation Agreement. During the term of the Share Pledge Agreement, the pledgors agreed, among other things, not to transfer, place or permit the existence of any security interest or other encumbrance on their interest in ACIL without the prior written consent of ADHG. The pledge shall remain in effect until 10 years after the obligations under the business coopoeation agreement will have been fulfilled. However, upon the full payment of the consulting and service fees under the Exclusive Business Cooperation Agreement and upon the termination of ACIL’s obligations under the Exclusive Business Cooperation Agreement, the Share Pledge Agreement shall be terminated and ADHG shall terminate this agreement as soon as reasonably practicable.

4)Power of Attorney: Pursuant to the Power of Attorney, Messrs. Lam Chi Kwong Leo, as the sole shareholder of ACIL, granted to the ADHG the right to (i) attend shareholders meetings of ACIL (ii) exercise all shareholder rights (including voting rights) with respect to such equity interests in ACIL and (iii) designate and appoint on behalf of such shareholders the legal representative, directors, supervisors, and other senior management members of ACIL. The Power of Attorney is irrevocable and is continuously valid from the date of execution of such Power of Attorney, so long as such persons remain shareholders of ACIL.

5)Exclusive Option Agreement: Pursuant to the Exclusive Option Agreement, the shareholders of ACIL granted to the ADHG an irrevocable and exclusive right and option to purchase all of their equity interests in ACIL. The purchase price shall be equal to the capital paid in by the shareholders, adjusted pro rata for the purchase of less than all of the equity interests. The Agreement is effective for a term of 10 years, and may be renewed at ADHG’s election.

As a result of the above contractual arrangements, the Company has substantial control over ACIL’s daily operations and financial affairs, election of its senior executives and all matters requiring shareholder approval. Furthermore, as the primary beneficiary of ACIL, the Company is entitled to consolidate the financial results of ACIL in its own consolidated financial statements.

The VIE Agreements are filed as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K. The foregoing summary of the terms of the VIE Agreements is subject to, and qualified in its entirety by, the Exclusive Business Cooperation Agreement, the Loan Agreement, and the Share Pledge Agreement, the Power of Attorney and the Exclusive Option Agreement, which are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(a)Financial Statements of Business Acquired.

Not applicable

(b)Pro Forma Financial Information.

Not applicable

(d)Exhibits.

Exhibit No.	Description

10.1	Exclusive Business Cooperation Agreement, dated as of September 30, 2019, by and between Ando Holdings Limited and Ando Capital Investment Limited
10.2	Loan Agreement, dated as of September 30, 2019, by and between Ando Holdings Limited and Mr. Lam Chi Kwong Leo
10.3	Share Pledge Agreement, dated as of September 30, 2019, by and among Ando Holdings Limited, Ando Capital Investment Limited and Mr. Lam Chi Kwong Leo
10.4	Power of Attorney, dated as of September 30, 2019, by Mr. Lam Chi Kwong Leo
10.5	Exclusive Option Agreement, dated as of September 30, 2019, by and among Ando Holdings Limited, Ando Capital Investment Limited and Mr. Lam Chi Kwong Leo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ando Holdings Limited
(Name of Registrant)

Date: October 4, 2019

	By:	/s/ Lam Chi Kwong Leo
	Name:	Lam Chi Kwong Leo
	Title:	Chief Executive Officer, President, Director